UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 28, 2021

GREEN THUMB INDUSTRIES INC.

(Exact name of registrant as specified in its charter}

British Columbia	000-56132	98-1437430
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

325 West Huron Street, Suite 700

Chicago, Illinois 60654

(Address of principal executive offices including zip code)

(312) 563-5600

(Registrant’s telephone number including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of exchange on which registered
N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07	Submission of Matters to a Vote of Security Holders

At the 2021 Annual General Meeting of Shareholders of Green Thumb Industries Inc. (the “Company”) held on June 28, 2021, the Company’s shareholders voted on three proposals as set for the below. All director nominees were elected and all of the other proposals submitted to the Company’s shareholders were approved.

Proposal No. 1:	Setting the number of directors of the Company at seven:

FOR	WITHHOLD
328,511,217	190,599

Proposal No. 2:	Election of directors:

	FOR	WITHHOLD	BROKER NON VOTES
Wendy Berger	301,364,401	4,127,978	23,209,437
Anthony Georgiadis	300,987,384	4,504,995	23,209,437
William Gruver	301,423,160	4,069,219	23,209,437
Benjamin Kovler	302,355,896	3,136,483	23,209,437
Westley Moore	302,574,351	2,918,028	23,209,437
Swati Mylavarapu	305,173,342	319,037	23,209,437
Glen Senk	302,554,602	2,937,777	23,209,437

Proposal No. 3:	The appointment of Baker Tilly US, LLP as auditors for the Company and authorization of the Board to fix the auditors’ remuneration and terms of engagement:

FOR	WITHHOLD
328,198,916	502,900

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GREEN THUMB INDUSTRIES INC.

Date: July 2, 2021	/s/ Beth E. Burk
Beth E. Burk
General Counsel and Secretary